Exhibit 10.5
FORMATION FEE AGREEMENT
     This agreement (“Agreement”) is entered into as of October 19, 2005, by and between Landwin REIT, Inc., a Maryland corporation (the “Company”) and Landwin Advisors, LLC, a Delaware limited liability company (the “Advisor”).
     WHEREAS, the Advisor formed the Company, retained counsel and will retain auditors for the Company, and the Advisor will prepare a registration statement for the sale of the Company’s common stock, assist in hiring decisions, develop the Company’s business plan, as well as perform certain other services relating to the formation of the Company (collectively, the “Formation Services”); provided, however, that the Formation Services shall not include the sale of the Company’s common stock;
     WHEREAS, the Advisor already has expended, and intends to continue to expend significant time and resources with respect to the formation of the Company and the registration of the sale of its shares of common stock;
     WHEREAS, the Company desires to compensate the Advisor for providing the Formation Services;
     NOW THEREFORE, in consideration of the foregoing, and the agreements set forth below, the undersigned hereby agree as follows:
     1. The Advisor shall continue to provide Formation Services, and devote sufficient time and resources to the Company to expedite the registration of the sale of the Company’s shares of common stock.
     2. In exchange for providing the Formation Services, the Company shall pay to the Advisor a fee (the “Formation Fee”) of $5,000,000. The Company’s obligation to pay the Formation Fee shall be evidenced by a promissory note, in the form attached hereto as Exhibit A.
     3. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument. Each counterpart may be transmitted via facsimile or other similar electronic means and executed by one or more of the undersigned, and a facsimile of the signature shall be deemed an original for all purposes and have the same force and effect as a manually signed original.
     4. This Agreement shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.
     5. The Agreement may be assigned, in whole or in part, by Advisor.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY

LANDWIN REIT, INC.

By:

Name:	Martin Landis
Title:	Chairman of the Board, Chief Executive Officer and Secretary

ADVISOR

LANDWIN ADVISORS, LLC

By:	Sylvia, Inc., its manager

By:

	Name:	Martin Landis
	Title:	Chief Executive Officer

EXHIBIT A
LANDWIN REIT, INC.
PROMISSORY NOTE

$5,000,000.00	Encino, California
, 2006
LANDWIN REIT, INC., a Maryland corporation (the “Company”), the principal office of which is located at 17200 Ventura Blvd., Suite 206, Encino, California 91316, as evidence of the Company’s obligation to pay the Holder pursuant to the Formation Fee Agreement, hereby promises to pay to the order of Landwin Advisors, LLC, a Delaware limited liability company, the sum of Five Million Dollars and No Cents ($5,000,000.00) with interest on the unpaid balance thereof from the date hereof until payment in full of such principal amount. All outstanding principal, plus accrued and unpaid interest shall be due and payable on                                           , 2007 (the “Maturity Date”).
Payment for all amounts due hereunder shall be made by wire transfer of funds to an account designated in writing by the Holder.
The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
     Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
          “Company” includes any corporation which shall succeed to or assume the obligations of the Company under this Note.
          “Holder” means Landwin Advisors, LLC, or any assignee hereof.
     Interest. The unpaid principal of this Note from time to time outstanding shall bear interest prior to maturity or the date of prepayment in full at the rate equal to the lesser of (i) 5.0% per annum (the “Applicable Rate”) or (ii) the maximum interest rate permitted under applicable law (the “Maximum Rate”). Interest shall accrue from the date of issuance of this Note.
          The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (the “Default Rate”) of 12% per annum, provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this Note, at the option of the Holder and upon notice to the Company at any time after the occurrence of a Default (as defined herein), from and after such notice and during the continuance of such Default, the unpaid principal of this Note from time to time outstanding and, to the extent permitted by applicable law, unpaid interest shall bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.
          All interest accruing under this Note shall be calculated on the basis of a 360 day year. The Company shall make each payment which it owes hereunder not later than 2:00 p.m., Encino, California time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Holder after such time will be deemed to have been made on the next following business day. As used in this paragraph, the term “business day” shall mean a day on which commercial banks are open for business with the public in Encino, California.
          Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, interest accruing at the Default Rate, and other charges; provided, however, that upon delinquency or other Default under this Note, Holder reserves the right to apply payments among principal, interest, Default Rate interest, collection costs and other charges, at its discretion.
     Default. If: (a) the Company fails to pay any of the indebtedness evidenced by this Note when due, by maturity, acceleration or otherwise; (b) the Company becomes insolvent or is the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, ceases doing business as a going concern, or is the subject of a dissolution, merger or consolidation; (c) the Company fails to pay when due any of its other indebtedness for money loaned to the Company and the failure to make any such payment during the cure period, if any; or (d) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the Company, then Holder, upon the occurrence of any of these events (each, a “Default”), may at its option and with prior notice to the Company, (i) declare any or all of the principal balance hereof and the interest accrued hereon to be immediately due and payable, (ii) charge interest at the Default Rate provided herein, and (iii) exercise any one or more of the rights and remedies granted to Holder by this Note or any agreement with the Company, or available to it under applicable law or in equity, as Holder may determine in its sole discretion. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim. During the existence of a Default, which remains uncured beyond any applicable notice, cure or grace period, the Holder shall have the option of declaring the principal balance hereof and the interest accrued hereon to be immediately due and payable.
     Prepayment. The Company shall have the right to prepay without penalty at the time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal.
     Assignment. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, heirs, and administrators of the parties.

     Compliance with Usury Statutes. It is the intent of the Holder and the Company in the execution and delivery of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, the Holder and the Company stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law, neither the Company nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate or in an amount in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The Holder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the amount of interest that would have accrued at the applicable maximum lawful rate, the Holder shall, at its option, either refund to the Company the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the Holder or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of interest at the lawful rate shall, upon such determination, at the option of the Holder, be either immediately returned to the Company or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution and delivery of this Note, the Company acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, the Company should have reason to believe that such loan is in fact usurious, it will give the Holder or other holder of this Note notice of such condition and the Company agrees that the Holder shall have 90 days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.
     Cost of Collection. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Holder, in addition to the principal and interest due and payable hereon, all costs and expenses of the Holder, including, without limitation, reasonable attorneys’ and collection fees.
     Waivers. The Company waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this

Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.
     Notices. Any notice, request, instruction or other document to be given under this Note after the date hereof by any party hereto to any other party shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally or by telecopier with confirmed receipt, or on the third day after mailing if sent by certified mail, postage prepaid, at the addresses set forth below:

If to the Company:	Landwin REIT, Inc.
17200 Ventura Blvd., Suite 206
Encino, California 91316
Attn: President
Facsimile: (818) 783-5051

If to the Holder:	Landwin Advisors, LLC
17200 Ventura Blvd., Suite 206
Encino, California 91316
Attn: Manager
Facsimile: (818) 783-5051
Any change in the address of any party hereunder shall not be effective as to the other party unless notice of such change of address is sent to the other party in accordance with the foregoing.
     Amendments and Waivers. Any provision of this Note may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Company and the Holder.
     Delays and Omissions. No delay or omission of the Holder to exercise any power, right or remedy accruing to the Holder shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. The Holder’s right to accelerate this Note shall not be waived or deemed waived by the Holder by the Holder’s not accelerating this Note or exercising other remedies for the Company’s failure to timely perform its obligations hereunder. The Holder shall not be obligated or be deemed obligated to notify the Company that it is requiring the Company to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Company’s failure to timely perform its obligations under this Note.
     Binding Effect. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, and successors of the Company and the Holder.
     Headings; Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the entities or persons referred may require. The headings of the sections of this Note are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this Note. “Herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular section or other subdivision.
     Severability. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it.
     Evidence of Obligation. This Note constitutes evidence of an obligation and not the actual payment thereof.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.
THIS NOTE CONSTITUTES EVIDENCE OF AN OBLIGATION TO MAKE A PAYMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
IN WITNESS WHEREOF, the Company has caused this Note to be issued this ___ day of ___, 2006.

LANDWIN REIT, INC.

Seán Dennison, President